Exhibit II

to

Schedule 13G

Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G dated February 14, 2019 in connection with their beneficial ownership of InterXion Holding N.V. Each of Ameriprise International Holdings GmbH, Threadneedle Asset Management Holdings Sarl, Threadneedle Holdings Limited, TAM UK Holdings Limited, Threadneedle Asset Management Holdings Limited, TC Financing Limited and Threadneedle Asset Management Limited authorizes Ameriprise Financial, Inc. to execute the Schedule 13G to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.

By:	/s/ Amy K. Johnson
Amy K. Johnson
Title:	Senior Vice President and
Chief Operating Officer-Asset Management

Ameriprise International Holdings GmbH

By:	/s/ David H. Weiser
Name:	David H. Weiser
Title:	Director

Threadneedle Asset Management Holdings Sarl

By:	/s/ William F. Truscott
Name:	William F. Truscott
Title:	Chairman

Threadneedle Holdings Limited

By:	/s/ Peter Stone
Name:	Peter Stone
Title:	Head of Finance, EMEA

TAM UK Holdings Limited

By:	/s/ Peter Stone
Name:	Peter Stone
Title:	Head of Finance, EMEA

Threadneedle Asset Management Holdings Limited

By:	/s/ Alex T. Ollier
Name:	Alex T. Ollier
Title:	Co-Head of Legal, EMEA

TC Financing Ltd

By:	/s/ Peter Stone
Name:	Peter Stone
Title:	Head of Finance, EMEA

Threadneedle Asset Management Limited

By:	/s/ Alex T. Ollier
Name:	Alex T. Ollier
Title:	Co-Head of Legal, EMEA